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                                                                    Exhibit 23.2



                         INDEPENDENT AUDITORS' CONSENT



We consent to incorporation by reference in the registration statements (Nos. 33-65279, 333-85701 and 333-85703) on Form S-8 of Citadel Communications Corporation of our report dated December 6, 1999, relating to the combined balance sheet of Liggett Broadcast, Inc. as of December 31, 1998, and the related combined statements of operations, shareholder's equity, and cash flows for the year then ended, which report appears in the Form 8-K of Citadel Communications Corporation filed December 10, 1999.



                                              /s/ Andrews Hooper & Pavlik P.L.C.


Okemos, Michigan
December 10, 1999